UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As Great Lakes Dredge & Dock Company (the “Company”) disclosed in its Annual Report on Form 10-K for the year ended December 31, 2007, the Company partially self-insures costs associated with hull and machinery liability, general liability and personal injury claims, up to certain limits. A portion of the Company’s self-insurance is affected through the Company’s membership in The West of England Ship Owners Mutual Insurance Association (Luxembourg) (“West of England” or the “Association”).  West of England is an international protection and indemnity club that provides its members with liability insurance and ancillary cover.

Under West of England’s rules, its members for any policy year are required to pay certain amounts (referred to as “calls”) to West of England based on its estimates of, among other things, requirements in respect of claims, reinsurance premiums and expenses for such policy year. For each policy year, West of England assesses members “advance calls” which constitute the members’ basic rate of contributions. West of England may also assess its members “additional calls” for any open policy year in order to provide the Association with the amount of funds needed to satisfy its liquidity needs for the applicable policy year.

On December 4, 2008, the Company received West of England’s December 2008 Notice to Members (the “Notice”) pursuant to which the Association notified its members that as a result of current investment volatility and claims experience, West of England anticipates that it will incur investment, currency and property valuation losses that may cause its free reserves to decrease by more than $100 million as of February 2009.  Accordingly, in the Notice West of England instituted additional calls for policy years 2006 and 2007 and a potential call for the 2008 policy year, which, if fully paid, are expected to generate a total of approximately $140 million from its members.

In connection with its receipt of the Notice, the Company anticipates that it will record a charge against fourth quarter 2008 earnings of approximately $2.2 million, which will be paid in 2009.  The Company expects to finalize any additional earnings impact relating to the Notice prior to its release of 2008 earnings.

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements include declarations regarding the intent, belief or current expectation of the Company and its management. Any such forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that can materially affect actual results as identified from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission. Forward-looking statements provided herein as of a specified date are not hereby reaffirmed or updated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

Date: December 12, 2008	By:	/s/ Deborah A. Wensel
	Name:	Deborah A. Wensel
	Title:	Senior Vice President
and Chief Financial Officer